Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Dated as of December 6, 2007

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among LCI Holdco, LLC, a Delaware limited liability company (“Holdings”), LifeCare Holdings, Inc., successor in interest to Rainier Acquisition Corp., a Delaware corporation (the “Borrower”), each of the Lenders (as defined in the Credit Agreement referred to below) listed on the signature pages hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”).

PRELIMINARY STATEMENTS:

(1) Holdings and the Borrower have entered into that certain Credit Agreement, dated as of August 11, 2005 (as amended by Amendment No. 1 dated as of May 2, 2007, the “Credit Agreement”) with Agent, J.P. Morgan Securities Inc. and GECC Capital Markets Group, Inc., as joint lead arrangers and joint bookrunning managers, General Electric Capital Corporation, as syndication agent, and Banc of America Securities LLC, as documentation agent and the Lenders referred to therein. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) Holdings and the Borrower have requested the changes and modifications to the Credit Agreement as hereinafter set forth.

(3) The Required Lenders are, on the terms and conditions stated below, willing to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting the table in the definition of “Applicable Rate” and replacing such table with the following:

Leverage Ratio:	Term Loan ABR Spread	Term Loan Eurodollar Spread	Revolving Loan ABR Spread	Revolving Loan Eurodollar Spread	Commitment Fee Rate
Category 1: Greater than or equal to 8.00 to 1.00	3.25%	4.25%	3.25%	4.25%	0.50%
Category 2: Less than 8.00 to 1.00 and greater than or equal to 6.75 to 1.00	3.25%	4.25%	3.00%	4.00%	0.50%
Category 3: Less than 6.75 to 1.00 and greater than or equal to 5.00 to 1.00	3.25%	4.25%	2.25%	3.25%	0.50%
Category 4: Less than 5.00 to 1.00 and greater than or equal to 4.25 to 1.00	3.25%	4.25%	2.00%	3.00%	0.50%
Category 5: Less than 4.25 to 1.00 and greater than or equal to 3.50 to 1.00	3.25%	4.25%	1.75%	2.75%	0.375%
Category 6: Less than 3.50 to 1.00	3.25%	4.25%	1.50%	2.50%	0.375%

(b) Section 2.08 of the Credit Agreement is hereby amended by adding a new paragraph (e) at the end thereof to read as follows:

“(e) Anything contained herein to the contrary notwithstanding, on December 6, 2008 the aggregate amount of the Lenders’ Revolving Commitments shall be reduced by $15,000,000, with such reduction being made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.”

(c) Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.14. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of any fiscal quarter ending during any period set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
October 1, 2007 though December 31, 2007	1.20 to 1.00

January 1, 2008 through December 31, 2008	1.20 to 1.00

January 1, 2009 through June 30, 2009	1.30 to 1.00

July 1, 2009 through December 31, 2009	1.40 to 1.00

January 1, 2010 through December 31, 2010	1.60 to 1.00

January 1, 2011 through December 31, 2011	1.75 to 1.00

January 1, 2012 and thereafter	2.00 to 1.00”

(d) Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.15. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of a fiscal quarter ending during any period set forth below to exceed the ratio set forth opposite such period:

Period	Ratio
October 1, 2007 through December 31, 2007	8.75 to 1.00

January 1, 2007 through March 31, 2008	8.75 to 1.00

April 1, 2008 through September 30, 2008	8.50 to 1.00

October 1, 2008 through December 31, 2008	8.25 to 1.00

January 1, 2009 through March 31, 2009	8.00 to 1.00

April 1, 2009 through June 30, 2009	7.75 to 1.00

July 1, 2009 through December 31, 2009	7.50 to 1.00

January 1, 2010 through December 31, 2010	7.00 to 1.00

January 1, 2011 and thereafter	6.00 to 1.00”

(e) Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.16. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding in the aggregate for the Borrower and its Subsidiaries the amount set forth below opposite such fiscal year;

Fiscal Year	Amount
Fiscal year ended December 31, 2007	$85,000,000

Fiscal year ended December 31, 2008	$30,000,000

Fiscal year ended December 31, 2009	$30,000,000

Each fiscal year ended December 31, 2010 and thereafter	$85,000,000

provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in successive fiscal years (such amount, the “Capital Expenditure Carryover Amount”); provided, further, that (i) Capital Expenditures made in connection with the purchase of a hospital and (ii) Capital Expenditures made solely with Eligible Equity Proceeds shall, in each case, be disregarded for purposes of determining compliance with this Section 6.16.”

(f) Subclause (i) of the last clause (c) of Article VII of the Credit Agreement is hereby amended and restated to read as follows:

“(i) in each four-fiscal-quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised (the “Cure Test”), provided that the Borrower may, by giving written notice to the Agent prior to the exercise of any such Cure Right, designate up to two additional Cure Rights at any time until the Term Loan Maturity Date (each an “Additional Cure Right”), with respect to which the Cure Test shall be disregarded, provided further that the Borrower may not exercise an Additional Cure Right for any fiscal quarter ended on or after June 30, 2008, if the Leverage Ratio as of the last day of such fiscal quarter is more than 0.50 to 1.00 above the Leverage Ratio for such fiscal quarter set forth in Section 6.15 before giving effect to any such Additional Cure Right.”

SECTION 2. Conditions of Effectiveness. This Amendment is subject to the provisions of Section 9.02 of the Credit Agreement. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) when, and only when, the Agent shall have received (i) counterparts of this Amendment executed by Holdings, the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment, (ii) the consent attached hereto (the “Consent”) executed by each Guarantor and (iii) evidence that all of the following conditions shall have been satisfied:

(a) All accrued costs and expenses of the Agent in connection with the administration of the Credit Agreement and the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder and under the Loan Documents (including, without limitation, the reasonable fees and expenses of counsel for the Agent) shall have been paid by the Borrower to the extent invoiced prior to the date hereof.

(b) The amendment fee referred to in Section 4 hereof shall have been paid by the Borrower.

(c) The arrangement fee referred to in the fee letter dated the date hereof shall have been paid by Holdings and the Borrower.

(d) The Agent shall have received the following documents, each dated the Amendment No. 2 Effective Date (unless otherwise specified) and in form and substance satisfactory to the Agent:

(i) a certificate of each Loan Party dated as of the Amendment No. 2 Effective Date signed by a responsible officer of such Loan Party (or, if such Loan Party is a limited liability company, a responsible officer of the sole member or sole manager thereof) (x) certifying as to incumbency and certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Amendment or the Consent, as applicable, and (y) certifying that (1) the representations and warranties contained in Section 3 of this Amendment and the other Loan Documents are true and correct in all material respects on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default exists; and

(ii) legal opinions satisfactory to the Agent, dated the Amendment No. 2 Effective Date, covering such matters related to this Amendment and the Consent as the Agent shall reasonably request.

SECTION 3. Representations and Warranties of Holdings and the Borrower. Each of Holdings and the Borrower represents and warrants as follows:

(a) The execution, delivery and performance by Holdings and the Borrower of this Amendment, the execution and delivery of the Consent hereto by each Guarantor and the performance by Holdings and the Borrower of the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action.

(b) This Amendment has been duly executed and delivered by Holdings and the Borrower and the Consent has been duly executed by each Guarantor. This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Holdings and the Borrower, enforceable against Holdings and the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law).

SECTION 4. Amendment Fee. The Borrower hereby agrees to pay to the Agent, for the benefit of those Lenders described in that certain Amendment Update Letter from the Agent to the Lenders dated December 5, 2007, an amendment fee equal to (a) 0.50% of the aggregate Revolving Commitments (before giving effect to this Amendment) of such Lender under the Credit Agreement as of the Amendment No. 2 Effective Date, and (b) 0.75% of the aggregate outstanding principal balance of the Term Loans of such Lender under the Credit Agreement as of the Amendment No. 2 Effective Date. Such amendment fee shall be paid on the Amendment No. 2 Effective Date.

SECTION 5. Reference to and Effect on the Credit Agreement and the other Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the administration of the Credit Agreement and the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LIFECARE HOLDINGS, INC.

By
Name:
Title:
LCI HOLDCO, LLC

By
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By
Name:
Title:

LENDERS:	Agreed as of the date first above written:

[Please type or print name of Lender]

By:
Name:
Title:

CONSENT

Dated as of December 6, 2007

Reference is made to (a) Amendment No. 2 to the Credit Agreement dated as of December 6, 2007 (the “Amendment”; capitalized terms not otherwise defined herein being used herein as defined in the Amendment and in the Credit Agreement referred to below), (b) the Credit Agreement dated as of August 11, 2005 among LCI Holdco, LLC, LifeCare Holdings, Inc., successor in interest to Rainier Acquisition Corp., as the Borrower, JPMorgan Chase Bank, N.A., a national banking association, as administrative agent and collateral agent (in such capacities, the “Agent”), J.P. Morgan Securities Inc. and GECC Capital Markets Group, Inc., as joint lead arrangers and joint bookrunning managers, General Electric Capital Corporation, as syndication agent, and Banc of America Securities LLC, as documentation agent and the Lenders referred to therein (as amended, the “Credit Agreement”), as amended by Amendment No. 1 dated as of May 2, 2007, and (c) the other Loan Documents referred to therein.

The undersigned as parties to one or more of the Loan Documents, each hereby consents to the execution, delivery and the performance of the Amendment and agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 2 Effective Date, except that, on and after the Amendment No. 2 Effective Date, each reference to “the Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by the Amendment.

This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow]

LIFECARE HOSPITALS, LLC (formerly LifeCare Hospitals, Inc.)
LIFECARE HOSPITALS OF DAYTON, INC.
LIFECARE HOSPITALS OF MILWAUKEE, INC.
LIFECARE HOSPITALS OF NORTHERN NEVADA, INC.
LIFECARE HOSPITALS OF PITTSBURGH, LLC
(formerly LifeCare Hospitals of Pittsburgh, Inc.)
LIFECARE HOSPITALS OF SOUTH TEXAS, INC.
LIFECARE HOSPITALS OF CHESTER COUNTY, INC.
NEXTCARE HOSPITALS/MUSKEGON, INC.
NEXTCARE SPECIALTY HOSPITAL OF DENVER, INC.
CAREREHAB SERVICES, L.L.C.
CRESCENT CITY HOSPITALS, L.L.C.
LIFECARE HOSPITALS OF NEW ORLEANS, L.L.C.
LIFECARE HOSPITALS OF NORTH CAROLINA, L.L.C.
LIFECARE INVESTMENTS, L.L.C.
LIFECARE MANAGEMENT SERVICES, L.L.C.
LIFECARE HOLDING COMPANY OF TEXAS, L.L.C.
LIFECARE REIT 1, INC.
LIFECARE AMBULATORY SURGERY CENTER, INC.

By
Name:
Title:

LIFECARE HOSPITALS OF NORTH TEXAS, L.P.
SAN ANTONIO SPECIALTY HOSPITAL, LTD.
LIFECARE HOSPITALS OF FORT WORTH, L.P.

By:	LifeCare Holding Company of Texas, L.L.C., its General Partner

	By:	LifeCare Management Services, L.L.C., its Sole Member

		By:	LifeCare Holdings, Inc., its Sole Member

By:
Name:
Title: